CLEVELAND BIOLABS, INC.
EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”), made as of this 1st day of August, 2004, is entered into by Cleveland Biolabs, Inc., a Delaware corporation with its principal place of business at 10265 Carnegie Ave., Cleveland, OH 44106 (and together with its subsidiaries, affiliates, successors or assigns the “Company”), and Dr. Michael Fonstein, (the “Executive”).

PRELIMINARY RECITALS

A. The Company, among other things, is engaged in the business of conducting research and development of new pharmaceuticals in the field of cancer treatment and that provide protection for cells against harmful radiation (the “Business”).

B. Executive has been employed as the Company’s Chief Executive Officer and with the Company since its inception in June 2003.

C. The Company and Executive desire to formally state the terms of said employment and set forth the terms and conditions of Executive’s continued employment with the Company in this Agreement.

NOW, THEREFORE, in consideration of the premises, the mutual covenants of the parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.  Employment.

1.1  Engagement; Duties and Powers. The Company agrees to employ Executive, and Executive agrees to accept employment with the Company, as Chief Executive Officer for the Term and in accordance with the terms and conditions of this Agreement. During the Term, Executive shall serve as the Company’s Chief Executive Officer and shall have such responsibilities, duties and authorities, and shall render such services of an executive and administrative character or act in such other capacity for the Company and its affiliates, as the board of directors of the Company (the “Board”) shall from time to time lawfully direct. Executive shall perform the duties and carry out the responsibilities assigned to him, to the best of his ability, in a trustworthy, businesslike and efficient manner for the purpose of advancing the business of the Company. Executive acknowledges that his duties and responsibilities hereunder will require his full business time and effort and agrees that, during the Term, he will not engage in any other business activity or have any business pursuits or interests which materially interfere or conflict with the performance of his duties hereunder, provided, that nothing in this Section 1.1 shall be deemed to prohibit Executive from making Permitted Investments. Executive may accept positions on grant panels, boards of Directors, act as a consultant for compensation with the permission of the Board.

1.2  Term. The engagement of Executive under this Agreement shall begin on the date hereof and shall continue through and until December 31, 2007 (the “Initial Period”) unless extended as provided in this Section 1.2. Thereafter, the term of this Agreement shall automatically renew and extend for additional consecutive one-year periods (“Renewal Periods”) unless one of the parties shall deliver a written notice of termination to the other party at least sixty (60) days prior to the expiration of the Initial Period or any Renewal Period. The Initial Period through the then current Renewal Period, if any, is hereinafter referred to as the “Term.” Notwithstanding anything to the contrary contained herein, the Term is subject to termination pursuant to Section 1.3.

1.3  Termination.

(a)  If Executive dies during the Term, this Agreement shall automatically terminate on the date of Executive’s death.

(b)  The Company may terminate Executive’s employment hereunder upon written notice to Executive at any time (i) due to the Permanent Disability of Executive or (ii) for Cause or without Cause, for any or no reason. Such termination shall be effective upon the date of service of such notice pursuant to Section 14.6.

For purposes of this Agreement, “Cause” means the occurrence of any of the following events, as determined in the reasonable good faith judgment of the Board:

(i)  the failure of Executive to perform his duties hereunder or comply with reasonable directions of the Board which continues for ten (10) days after the Board has given written notice to Executive, specifying in reasonable detail the manner in which Executive has failed to perform such duties or comply with such directions;

(ii)  the determination by the Board in the exercise of its reasonable judgment that Executive has committed an act or acts constituting (a) a felony, (b) dishonesty or disloyalty with respect to the Company or (c) fraud;

(iii)  the determination by the Board in the exercise of its reasonable judgment that Executive has committed an act, or has failed to take action, which act or failure to take action (a) adversely affects the Company’s business or reputation or (b) indicates alcohol abuse or drug use by Executive that adversely affects his performance of the essential job functions hereunder;

(iv)  the breach, non-performance or non-observance of any of the terms of this Agreement (other than as described in clause (i) above) or any other agreement to which Executive and the Company are parties, by Executive, if such breach, non-performance or non-observance shall continue beyond a period of ten (10) business days immediately after written notice thereof by the Company to Executive; or

(v)  notwithstanding clause (iv) above, any breach of the Restrictive Covenants.

(c)  Executive may terminate and resign from his Employment hereunder upon not less than sixty (60) days prior written notice to the Company.

Executive shall be deemed to have a “Permanent Disability” for purposes of this Agreement if he suffers a physical or mental illness, injury or infirmity that prevents him from performing, with or without reasonable accommodations, his essential job functions under this Agreement, for a total period of 120 days in any 360-day period. The Board shall determine, according to the facts then available, whether and when the Permanent Disability of Executive has occurred. Such determination shall not be arbitrary or unreasonable, and the Board may, but shall not be required to, take into consideration the opinion of Executive’s personal physician, if reasonably available, and such determination by the Board shall be final and binding on the parties hereto.

2.  Compensation and Benefits.

2.1  Base Salary. As consideration for the services of Executive hereunder, the Company shall pay Executive an annual base salary of $120,000 (the “Base Salary”), payable in accordance with the Company’s customary payroll practices as in effect from time to time. Notwithstanding the foregoing, during the period beginning on and including January 1, 2005 and for each year during the Term thereafter, the Board, in its sole discretion, may elect to cause the Company to adjust the Executive’s Base Salary by an amount to be determined by the Board in its sole judgment based upon Executive’s and the Company’s performance and the achievement of the other goals and objectives approved by the Board for such year.

2.2  Discretionary Bonus. Following the end of each fiscal year the Board, in its sole discretion, may elect to cause the Company to award to Executive a bonus (the “Discretionary Bonus”) for such year, in an amount to be determined by the Board in its sole judgment based upon Executive’s and the Company’s performance and the achievement of the other goals and objectives approved by the Board for such year. Such Discretionary Bonus shall be payable as determined by the Board and only if Executive is employed by the Company as of the date such Discretionary Bonus is paid.

2.3  Compensation After Termination.

(a)  If Executive is terminated by the Company for Cause or resigns, then the Company shall have no further obligations hereunder or otherwise with respect to Executive’s employment hereunder from and after the date of said termination (except payment of the Base Salary and other amounts owed to Executive for reimbursable business expenses accrued through the date of said termination), and the Company shall continue to have all other rights available hereunder (including, without limitation, all rights under the Restrictive Covenants at law or in equity).

(b)  If Executive is terminated by the Company without Cause, Executive shall be entitled to receive as severance pay an amount equal to the Base Salary that would otherwise have been payable if Executive continued his employment hereunder, for a 6 month period, payable in accordance with the Company’s payroll policies, reduced by the amount of compensation earned by Executive at other employment. The Company shall have no other obligations hereunder or otherwise with respect to Executive’s employment from and after the termination date, and the Company shall continue to have all other rights available hereunder (including, without limitation, all rights under the Restrictive Covenants at law or in equity).

(c)  If Executive is terminated due to Permanent Disability or death, Executive or Executive’s estate, as the case may be, shall be entitled to receive as severance pay an amount equal to the Base Salary that would otherwise have been payable if Executive continued his employment hereunder for the period that otherwise would be remaining in the Term (without any further adjustment as described in Section 2.1), payable in accordance with the Company’s payroll policies. Notwithstanding the foregoing, in the event Executive is Permanently Disabled or dies as a result of, or in the conduct of, his employment activities hereunder, then Executive or Executive’s estate, as the case may be, shall be entitled to receive severance pay in an amount equal to the Base Salary that would otherwise have been payable if Executive continued his employment hereunder (without any further adjustment as described in Section 2.1) for a period of not less than eighteen (18) months, payable in accordance with the Company’s payroll policies. The Company shall have no other obligations hereunder or otherwise with respect to Executive’s employment from and after the termination date, and the Company shall continue to have all other rights available hereunder (including, without limitation, all rights under the Restrictive Covenants at law or in equity).

2.4  Profit Sharing, Pension and Salary Deferral Benefits. It is understood by the parties to this Agreement that, during the Term, Executive shall be entitled to participate in or accrue benefits under any pension, salary deferral or profit sharing plan now existing or hereafter created for employees of the Company upon terms and conditions equivalent to those which the Company may provide for other key management employees.

2.5  Fringe Benefits and Expenses During the Term.

(a)  Executive shall be eligible to participate in any benefit plans maintained by the Company for its key management employees from time to time, including, without limitation, group life, disability and medical insurance in accordance with such plans as from time to time in effect and applicable to key management employees of the Company.

(b)  Executive shall be entitled to three weeks paid vacation per year for the first year, and four weeks paid vacation per year thereafter, earned pro rata during his employment, to be taken at such times as may be approved by the Board or its authorized designees. The maximum vacation pay that may accrue is four weeks (“Vacation Cap”). When Executive accrues four weeks of vacation, no further vacation will accrue until he uses vacation time and reduces the accrued vacation time below the vacation cap. He will then accrue vacation time until the vacation cap of four weeks is reached.

(c)  The Company shall provide Executive sick days on substantially the same terms as offered to other key management employees.

(d)  The Company shall reimburse Executive for all ordinary, necessary and reasonable travel and other business expenses incurred by him in connection with the performance of his duties hereunder, in accordance with the Company’s policy. Such reimbursement shall be made upon presentation of itemized expense statements and such other supporting documentation as the Company may reasonably require.

2.6  Taxes, Etc. All compensation payable to Executive hereunder is stated in gross amount and shall be subject to all applicable withholding taxes, other normal payroll and any other amounts required by law to be withheld.

3.  Confidentiality.

3.1  Company Information. Executive agrees at all times during the term of my employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without written authorization of the Board of Directors of the Company, any Confidential Information of the Company, except under a non-disclosure agreement duly authorized and executed by the Company. Executive understands that “Confidential Information” means any non-public information that relates to the actual or anticipated business or research and development of the Company, technical data, trade secrets or know-how, including, but not limited to, research, product plans or other information regarding Company’s products or services and markets therefor, customer lists and customers software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information. Executive further understands that Confidential Information does not include any of the foregoing items which have become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved or improvements or new versions thereof.

3.2  Former Employer Information. Executive agrees that he will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that Executive will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

3.3  Third Party Information. Executive recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Executive agrees to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such third party.

4.  Inventions.

4.1  Inventions Retained and Licensed. Executive has attached hereto, as Exhibit A, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made prior to his employment with the Company (collectively referred to as “Prior Inventions”), which belong to Executive, which relate to the Company’s proposed business, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, Executive represents that there are no such Prior Inventions. If in the course of Executive’s employment with the Company, Executive incorporates into a Company product, process or service a Prior Invention owned by Executive or in which Executive has an interest, Executive hereby grants to the Company a nonexclusive, royalty-free, fully paid-up, irrevocable, perpetual, worldwide license to make, have made, modified use and sell such Prior Invention as part of or in connection with such product, process or service, and to practice any method related thereto.

4.2  Assignment of Inventions. Executive agrees that he will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, trademarks or trade secrets, whether or not patentable or registrable under copyright or similar laws, which Executive may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time Executive am in the employ of the Company (collectively referred to as “Inventions”). Executive further acknowledges that all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and which are protectible by copyright are “works made for hire,” as that term is defined in the United States Copyright Act. Executive understands and agrees that the decision whether or not to commercialize or market any invention developed by me solely or jointly with others is within the Company’s sole discretion and for the Company’s sole benefit and that no royalty will be due to him as a result of the Company’s efforts to commercialize or market any such invention.

4.3  Inventions Assigned to the United States. Executive agrees to assign to the United States government all my right, title, and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

4.4  Maintenance of Records. Executive agrees to keep and maintain adequate and current written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

4.5  Patent and Copy Registrations. Executive agrees to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. Executive further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agent and attorney in fact, to act for and in his behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by him.

5.  Conflicting Employment. Executive agrees that, during the term of his employment with the Company, Executive will not engage in any other employment, occupation or consulting directly related to the business in which the Company is now involved or becomes involved during the term of my employment, nor will Executive engage in any other activities that conflict with my obligations to the Company, unless written consent is given by the Board of Directors of the Company.

6.  Returning Company Documents. Executive agrees that, at the time of leaving the employ of the Company, he will deliver to the Company (and will not keep in his possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by Executive pursuant to his employment with the Company or otherwise belonging to the Company, its successors or assigns, including, without limitation, those records maintained pursuant to paragraph 4.4. In the event of the termination of Executive’s employment, Executive agrees to sign and deliver the “Termination Certification” attached hereto as Exhibit B.

7.  Notification of New Employer. In the event that Executive leaves the employ of the Company, Executive hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

8.  Solicitation of Employees. Executive agrees that for a period of twelve (12) months immediately following the termination of my relationship with the Company for any reason, whether with or without cause, Executive shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for myself or for any other person or entity.

9.  Non-Competition. Executive agrees that during the period of employment and for a period of two (2) years immediately following the termination of his relationship with the Company for any reason, whether with or without cause, Executive shall not directly or indirectly own, manage, operate, consult or to be employed in a business substantially similar to (as defined by the Company’s therapeutic area and core technology), or competitive with, the present business of the Company and its successors and assigns or such other business activity in which the Company and its successors and assigns may substantially engage during the term of employment.

10.  Conflict of Interest Guidelines. Executive agrees to diligently adhere to the Conflict of Interest Guidelines attached as Exhibit D hereto.

11.  Representations. Executive agrees to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. Executive represent that his performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Executive in confidence or in trust prior to Executive’s employment by the Company. Executive hereby represent and warrant that Executive have not entered into, and Executive will not enter into, any oral or written agreement in conflict herewith.

12.  Policy Manual. Executive agrees that he is responsible for knowing the contents of the Company’s Policy Manual, the contents of which may be modified or eliminated at any time.

13.  Arbitration and Equitable Relief.

13.1  Arbitration. IN CONSIDERATION OF EXECUTIVE EMPLOYMENT WITH THE COMPANY, ITS PROMISE TO ARBITRATE ALL EMPLOYMENT-RELATED DISPUTES AND EXECUTIVE RECEIPT OF THE COMPENSATION, PAY RAISES AND OTHER BENEFITS PAID TO EXECUTIVE BY THE COMPANY, AT PRESENT AND IN THE FUTURE, EXECUTIVE AGREES THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES WITH ANYONE (INCLUDING THE COMPANY AND ANY EMPLOYEE, OFFICER, DIRECTOR, SHAREHOLDER OR BENEFIT PLAN OF THE COMPANY TO THEIR CAPACITY AS SUCH OR OTHERWISE) ARISING OUT OF, RELATING TO, OR RESULTING FROM EXECUTIVE EMPLOYMENT WITH THE COMPANY OR THE TERMINATION OF EXECUTIVE EMPLOYMENT WITH THE COMPANY, INCLUDING ANY BREACH OF THIS AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION UNDER THE RULES AMERICAN ARBITRATION ASSOCIATION. DISPUTES WHICH EXECUTIVE AGREE TO ARBITRATE, AND THEREBY AGREE TO WAIVE ANY RIGHT TO A TRIAL BY JURY, INCLUDE ANY STATUTORY CLAIMS UNDER STATE OR FEDERAL LAW, INCLUDING, BUT NOT LIMITED TO, CLAIMS UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967 OR THE OLDER WORKERS BENEFIT PROTECTION ACT. EXECUTIVE FURTHER UNDERSTANDS THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE COMPANY MAY HAVE WITH EXECUTIVE.

13.2  Procedure. EXECUTIVE AGREES THAT ANY ARBITRATION WILL BE ADMINISTERED BY THE AMERICAN ARBITRATION ASSOCIATION (“AAA”) AND THAT THE NEUTRAL ARBITRATOR WILL BE SELECTED IN A MANNER CONSISTENT WITH ITS NATIONAL RULES FOR THE RESOLUTION OF EMPLOYMENT DISPUTES. EXECUTIVE AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION AND MOTIONS TO DISMISS AND DEMURRERS, PRIOR TO ANY ARBITRATION HEARING. EXECUTIVE ALSO AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES, INCLUDING ATTORNEYS’ FEES AND COSTS, AVAILABLE UNDER APPLICABLE LAW. EXECUTIVE UNDERSTANDS THE COMPANY WILL PAY FOR ANY ADMINISTRATIVE OR HEARING FEES CHARGED BY THE ARBITRATOR OR AAA EXCEPT THAT EXECUTIVE SHALL PAY THE FIRST $125.00 OF ANY FILING FEES ASSOCIATED WITH ANY ARBITRATION EXECUTIVE INITIATES. EXECUTIVE AGREES THAT THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN A MANNER CONSISTENT WITH THE RULES AND THAT TO THE EXTENT THAT THE AAA’S NATIONAL RULES FOR THE RESOLUTION OF EMPLOYMENT DISPUTES CONFLICT WITH THE RULES, THE RULES SHALL TAKE PRECEDENCE. EXECUTIVE AGREES THAT THE DECISION OF THE ARBITRATOR SHALL BE IN WRITING.

13.3  Remedy. EXCEPT AS PROVIDED BY THE RULES AND THIS AGREEMENT, ARBITRATION SHALL BE THE SOLE, EXCLUSIVE AND FINAL REMEDY FOR ANY DISPUTE BETWEEN ME AND THE COMPANY. ACCORDINGLY, EXCEPT AS PROVIDED FOR BY THE RULES AND THIS AGREEMENT, NEITHER EXECUTIVE NOR THE COMPANY WILL BE PERMITTED TO PURSUE COURT ACTION REGARDING CLAIMS THAT ARE SUBJECT TO ARBITRATION. NOTWITHSTANDING, THE ARBITRATOR WILL NOT HAVE THE AUTHORITY TO DISREGARD OR REFUSE TO ENFORCE ANY LAWFUL COMPANY POLICY, AND THE ARBITRATOR SHALL NOT ORDER OR REQUIRE THE COMPANY TO ADOPT A POLICY NOT OTHERWISE REQUIRED BY LAW WHICH THE COMPANY HAS NOT ADOPTED.

13.4  Availability of Injunctive Relief. IN ADDITION TO THE RIGHT UNDER THE RULES TO PETITION THE COURT FOR PROVISIONAL RELIEF, EXECUTIVE AGREES THAT ANY PARTY MAY ALSO PETITION THE COURT FOR INJUNCTIVE RELIEF WHERE EITHER PARTY ALLEGES OR CLAIMS A VIOLATION OF THIS EMPLOYMENT AGREEMENT BETWEEN EXECUTIVE AND THE COMPANY OR ANY OTHER AGREEMENT REGARDING TRADE SECRETS, CONFIDENTIAL INFORMATION OR NONSOLICITATION. EXECUTIVE UNDERSTANDS THAT ANY BREACH OR THREATENED BREACH OF SUCH AN AGREEMENT WILL CAUSE IRREPARABLE INJURY AND THAT MONEY DAMAGES WILL NOT PROVIDE AN ADEQUATE REMEDY THEREFOR AND BOTH PARTIES HEREBY CONSENT TO THE ISSUANCE OF AN INJUNCTION. IN THE EVENT EITHER PARTY SEEKS INJUNCTIVE RELIEF, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER REASONABLE COSTS AND ATTORNEYS FEES.

13.5  Administrative Relief. EXECUTIVE UNDERSTANDS THAT THIS AGREEMENT DOES NOT PROHIBIT HIM FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE OR FEDERAL ADMINISTRATIVE BODY SUCH AS THE DEPARTMENT OF FAIR EMPLOYMENT AND HOUSING, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE EXECUTIVE FROM PURSUING COURT ACTION REGARDING ANY SUCH CLAIM.

13.6  Voluntary Nature of Agreement. EXECUTIVE ACKNOWLEDGES AND AGREES THAT HE IS EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. EXECUTIVE FURTHER ACKNOWLEDGES AND AGREES THAT HE HAS CAREFULLY READ THIS AGREEMENT AND THAT HE HAS ASKED ANY QUESTIONS NEEDED FOR HIM TO UNDERSTAND THE TERMS, CONSEQUENCES AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT EXECUTIVE IS WAIVING HIS RIGHT TO A JURY TRIAL. FINALLY, EXECUTIVE AGREES THAT HE HAS BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF HIS CHOICE BEFORE SIGNING THIS AGREEMENT.

14.  Miscellaneous.

14.1  Income Tax Treatment. Executive and the Company acknowledge that it is the intention of the Company to deduct all amounts paid under Section 2 hereof as ordinary and necessary business expenses for income tax purposes. Executive agrees and represents that he will treat all amounts paid hereunder as ordinary income (except for expense reimbursement) for income tax purposes.

14.2  Assignment. Executive may not assign any of his rights or obligations hereunder without the written consent of the Company. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

14.3  Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

14.4  Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same Agreement.

14.5  Descriptive Headings; Interpretation. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

14.6  Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered personally to the recipient, (ii) sent to the recipient by reputable express courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or (iii) transmitted by telecopy to the recipient with a confirmation copy to follow the next day to be delivered by overnight carrier. Such notices, demands and other communications shall be sent to the addresses indicated below:

To the Company:	Cleveland BioLabs, Inc.
10265 Carnegie Avenue
Cleveland, OH 44106-2130
Attention: Chief Financial Officer
Facsimile: __________________

with a copy to:	Katten Muchin Zavis Rosenman
525 West Monroe Street
Chicago, IL 60661-3693
Attention: Kurt W. Florian, Esq.
Facsimile: (312) 902-1061

To Executive:	Michael Fonstein
15 W 155 81st Street
Burr Ridge, IL 60521
Facsimile: 630-325-5475
with a copy to:

with a copy to:	__________________________
__________________________
__________________________
Attention:__________________
Facsimile: __________________

or to such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Date of service of such notice shall be (w) the date such notice is personally delivered, (x) three days after the date of mailing if sent by certified or registered mail, (y) one day after the date of delivery to the overnight courier if sent by overnight courier or (z) the next business day after the date of transmittal by telecopy.

14.7  Preamble; Preliminary Recitals. The Preliminary Recitals set forth in the Preamble hereto are hereby incorporated and made part of this Agreement.

14.8  Entire Agreement. Except as otherwise expressly set forth herein, this Agreement sets forth the entire understanding of the parties, and supersedes and preempts all prior oral or written understandings and agreements with respect to the subject matter hereof.

14.9  Governing Law. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the State of Ohio without giving effect to provisions thereof regarding conflict of laws.

14.10  No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto.

14.11  Amendment and Waivers. Any provisions of the Agreement may be amended or waived only with the prior written consent of the Company and Executive.

Michael Fonstein
Date: 01/01/04	Signature

	By:	/s/ Michael Fonstein
Name of Executive (typed or printed)

CLEVELAND BIOLABS, INC.

/s/	Andrei Gudkov
By:	Andrei Gudkov
Its:	Founder & Director

Exhibit A

LIST OF PRIOR INVENTIONS
AND ORIGINAL WORKS OF AUTHORSHIP

Title	Date	Identifying Number or Brief Description

____ No inventions or improvements

____ Additional Sheets Attached

Signature of Executive: ________________________________

Print Name of Executive: _______________________________

Date: _____________________________________________

Exhibit B

CLEVELAND BIOLABS, INC.
TERMINATION CERTIFICATION

This is to certify that the undersigned does not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to Cleveland BioLabs, Inc., its subsidiaries, affiliates, successors or assigns (together, the “Company”).

I further certify that I have complied with all the terms of the Company’s Employment Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

I further agree that, in compliance with the Employment Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

I further agree that for twelve (12) months from this date, I will not solicit, induce, recruit or encourage any of the Company’s employees to leave their employment.

I further agree that for twelve (12) months from this date I will not directly or indirectly own, manage, operate, consult or to be employed in a business substantially similar to, or competitive with, the present business of the Company and its successors and assigns or such other business activity in which the Company and its successors and assigns may substantially engage during the term of employment.

Date: ___________________
(Employee’s Signature) __________________________

(Type/Print Employee’s Name)

Exhibit D

CLEVELAND BIOLABS, INC.
CONFLICT OF INTEREST GUIDELINES

It is the policy of Cleveland BioLabs, Inc. to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees and independent contractors must avoid activities which are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company. The following are potentially compromising situations which must be avoided. Any exceptions must be reported to the President and written approval for continuation must be obtained.

1. Revealing confidential information to outsiders or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended. (The Employment Agreement elaborates on this principle and is a binding agreement.)

2. Accepting or offering substantial gifts, excessive entertainment, favors or payments which may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.

3. Participating in civic or professional organizations that might involve divulging confidential information of the Company.

4. Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is or appears to be a personal or social involvement.

5. Initiating or approving any form of personal or social harassment of employees.

6.  Investing or holding outside directorship in suppliers, customers, or competing companies, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the Company.

7. Borrowing from or lending to employees customers or suppliers.

8. Acquiring real estate of interest to the Company.

9. Improperly using or disclosing to the Company any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist.

10. Unlawfully discussing prices, costs, customers, sales or markets with competing companies or their employees.

11. Making any unlawful agreement with distributors with respect to prices.

12. Improperly using or authorizing the use of any inventions which are the subject of patent claims of any other person or entity.

13. Engaging in any conduct which is not in the best interest of the Company.

Each officer, employee and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in discharge without warning.